CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14AE of the Touchstone Tax-Free Trust to be filed on or about March 24, 2004 and to the use of our report dated August 7, 2003 on the financial statements of Touchstone
Tax-Free Trust incorporated by reference therein.




                             /s/ ERNST & YOUNG LLP
                                 ERNST & YOUNG LLP

Cincinnati, Ohio
March 23, 2004